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                                                                   Exhibit 10.20



             AMENDMENT NO. 2 TO CONVERTIBLE SECURED PROMISSORY NOTE


         This AMENDMENT NO. 2 TO CONVERTIBLE SECURED PROMISSORY NOTE (this "Amendment"), effective as of June 1, 2000, is executed by MigraTEC, Inc., a Florida corporation (the "Company"), in favor of Mercury Fund No. 1, Ltd., a Texas limited partnership ("Mercury").

                                    RECITALS:

         WHEREAS, the Company executed and delivered to Mercury that certain Convertible Secured Promissory Note, dated January 25, 2000, as amended, in the principal sum of up to $1,775,000 (the "Note"); and

         WHEREAS, the Company desires to further amend the Note in certain respects as herein provided;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

         SECTION 1. AMENDMENT OF AUTOMATIC CONVERSION PROVISION.

         (a) The following paragraph contained in the Note is hereby deleted and removed from the Note:

                           "This Note shall automatically convert (an 'Automatic
                  Conversion'), if not sooner converted at the election of the holder as provided herein, into shares of the Company's Series A Preferred Stock at such time as the Company has obtained the approval of its shareholders to the creation of the Series A Preferred Stock and has filed with the Secretary of State of Florida (a) Articles of Amendment to its Articles of Incorporation authorizing the creation of the Series A Preferred Stock and (b) a resolution of the Board of Directors of the Company containing a Statement of Designations, Rights, Preferences and Privileges of the Series A Preferred Stock of the Company, setting forth the terms of the Series A Preferred Stock, provided, that the Company has used its best efforts to take such actions as soon as practical and in any event by June 30, 2000. In connection with an Automatic Conversion of this Note, the amount of this Note shall convert into the number of fully paid and non-assessable shares of Series A Preferred Stock of the Company as determined by dividing (x) the then outstanding amount of this Note by (y) $0.125 (the 'Conversion Price')."

         (b) The following paragraph shall replace in the Note the deleted paragraph from the Note set forth in Section 1(a) of this
                  Amendment:



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                           "Subject to Section 2.9 of the Purchase Agreement,
                  this Note shall automatically convert (an 'Automatic Conversion'), if not sooner converted at the election of the Payee as provided herein, into shares of the Company's Common Stock effective upon the earlier of either (i) the closing of a bona fide sale of shares of its capital stock, including, but not limited to, common stock or preferred stock, or the issuance of debt securities with equity features, in one or more transactions in which the Company receives aggregate proceeds of at least $5,000,000, or (ii) the first trading day for the OTC Bulletin Board (or such exchange on which the Company's Common Stock is listed for trading) following a period of ninety (90) consecutive trading days during which the closing sale price per share of the Company's Common Stock has been in excess of $1.25, such 90-day period to begin at any time after June 1, 2000; provided, however, that the automatic conversion of this Note into shares of Common Stock pursuant to this paragraph shall not be effective prior to the effective date of the Shelf Registration (as defined in the Registration Rights Agreement)." In connection with an Automatic Conversion of this Note, the amount of this Note shall convert into the number of fully paid and non-assessable shares of the Company's Common Stock as determined by dividing
                  (x) the then outstanding amount of this Note by (y) $0.125 (the 'Conversion Price')."

         SECTION 2. OTHER PROVISIONS UNAFFECTED. Except as specifically modified by this Amendment, all terms and conditions contained in the Note shall continue in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Note.



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             AMENDMENT NO. 2 TO CONVERTIBLE SECURED PROMISSORY NOTE

                                 Signature Page

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed effective as of the date first written above.

                                    COMPANY:

                                    MIGRATEC, INC.


                                    By:   /s/ Curtis Overstreet
                                          --------------------------------
                                          Curtis Overstreet
                                          President


                                    AGREED TO AND ACCEPTED:

                                    MERCURY FUND NO. 1, LTD.

                                    By:   MERCURY VENTURES, LTD.
                                          General Partner


                                    By:   MERCURY MANAGEMENT, L.L.C.
                                          General Partner

                                          By:  /s/ Kevin Howe
                                             -----------------------------
                                               Kevin Howe, Manager